===============================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------
                                    FORM 8-K/A


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported) September 30, 1998


                          SANGSTAT MEDICAL CORPORATION
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


        Delaware                        0-22890                  94-3076-069
----------------------------          ------------           -------------------
(State or other jurisdiction          (Commission               (IRS Employer
   of incorporation)                  File Number)           Identification No.)


     1505 Adams Drive, Menlo Park, California                     94025
     ----------------------------------------                   ----------
     (Address of Principal Executive Offices)                   (Zip Code)


       Registrant's telephone number, including area code (650) 328-0300
                                                          ---------------


     ----------------------------------------------------------------------
         (Former name or Former Address, if Changed Since Last Report.)

 ===============================================================================

Item 7. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

     Audited statements of net assets and of revenues, direct expenses and identified corporate expenses before interest and taxes of IMTIX as of and for the year ended June 30, 1998 as well as unaudited condensed statement of revenues, direct expenses and identified corporate expenses before interest and taxes for the three months ended September 30, 1998 and 1997 are attached hereto and filed herewith.

(b) Pro Forma Financial Information.

     The attached unaudited pro forma condensed combining statement of revenues, direct expenses and identified corporate expenses before interest and taxes for the year ended December 31, 1997 and for the nine months ended September 30, 1998 give effect to the purchase of IMTIX as of the beginning of the periods presented.

     The pro forma condensed combining financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred had the acquisition been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results.

     The pro forma condensed combining financial information should be read in conjunction with the audited historical consolidated financial statements and the related notes thereto of SangStat Medical Corporation (the "Company") previously filed and the historical financial statements and related notes thereto of IMTIX included herein.

     The following financial statements are attached hereto and filed herewith:

     - Audited statements of net assets and of revenues, direct expenses and identified corporate expenses before interest and taxes of IMTIX as of June 30, 1998 and for the year ended June 30, 1998.

     - Unaudited condensed statements of revenues, direct expenses and identified corporate expenses before interest and taxes of IMTIX for the three months ended September 30, 1998 and 1997.

     - Unaudited pro forma condensed combining statements of operations of SangStat Medical Corporation for the year and nine months ended December 31, 1997 and September 30, 1998, respectively.

     An unaudited proforma condensed combining balance sheet is not presented herein since the IMTIX assets and liabilities acquired have previously been included in the Company's consolidated balance sheet as reported in the Company's quarterly report on Form 10-Q for the period ended September 30, 1998.

(c)     Exhibits

      Exhibit                   Description

       2.1 Master Agreement between Pasteur Merieux Serums & Vaccins, S.A. dated June 10, 1998, including
                  Exhibit 8 thereto.(1),(2)

      23.1        Independent Auditors' Consent

      99.1        Text of Press Release dated September 30, 1998.(2)


---------------------
(1) Pursuant to Item 601(b)(2) of Regulation S-K, the remaining exhibits and schedules to this Master Agreement have been omitted. Such exhibits and schedules will be submitted to the Securities and Exchange Commission upon request.
(2) Previously filed as an exhibit to the registrant's form 8-K filed on October 15, 1998.

                                     EXHIBIT INDEX

       Exhibit
       Number                         Description
      ---------  ------------------------------------------------------------

       2.1 Master Agreement between SangStat Medical Corporation and Pasteur Merieux Serums & Vaccins, S.A. dated June 10, 1998, including Exhibit 8 thereto.(1),(2)

       7(a)       Financial Statements of Business Acquired.

       7(b)       Pro Forma Financial Information.

      23.1        Independent Auditors' Consent

      99.1        Text of Press Release dated September 30, 1998.(2)


---------------------
(1) Pursuant to Item 601(b)(2) of Regulation S-K, the remaining exhibits and schedules to this Master Agreement have been omitted. Such exhibits and schedules will be submitted to the Securities and Exchange Commission upon request.
(2) Previously filed as an exhibit to the registrant's form 8-K filed on October 15, 1998.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                SANGSTAT MEDICAL CORPORATION

Date:  December 14, 1998        By:   /s/ James F. Hinrichs
                                      ---------------------------------
                                          James F. Hinrichs, CFA
                                          Chief Financial Officer
                                          (Duly Authorized Officer and
                                           Principal Financial Officer)

                                  EXHIBIT  7(a)

                FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

INDEX TO FINANCIAL STATEMENTS

Independent Auditors' Report

Statement of Net Assets at June 30, 1998

Statement of Revenues, Direct Expenses and Identified Corporate Expenses
  Before Interest and Taxes for the Year Ended June 30, 1998

Notes to Financial Statements

                                 *   *   *

Unaudited Condensed Statements of Revenues, Direct Expenses and Identified
    Corporate Expenses before Interest and Taxes for the Three Months Ended September 30, 1998 and 1997

INDEPENDENT AUDITORS' REPORT


Pasteur Merieux Connaught:

We have audited the statement of net assets of IMTIX, a line of business owned by Pasteur Merieux Connaught ("PMC"), as of June 30, 1998 and the related statement of revenues, direct expenses and identified corporate expenses before interest and taxes for the year then ended. These financial statements are the responsibility of PMC's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets of IMTIX as of June 30, 1998 and the results of its revenues, direct expenses and identified corporate expenses before interest and taxes for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, IMTIX was a line of business of PMC until its acquisition by SangStat Medical Corporation on September 30, 1998. IMTIX received managerial and administrative support from PMC. In addition, the cost of goods sold by IMTIX included indirect manufacturing costs apportioned to the various divisions of PMC using internal allocation criteria. As a result, IMTIX's net assets and the results of its revenues, direct expenses and identified corporate expenses before interest and taxes may not be indicative of conditions that would have existed or results that would have occurred had IMTIX operated as an unaffiliated entity.


Deloitte Touche Tohmatsu
Lyon, France
December 14, 1998

                    IMTIX
(A LINE OF BUSINESS OWNED BY PASTEUR MERIEUX CONNAUGHT)
           STATEMENT OF NET ASSETS
                JUNE 30, 1998
               (IN THOUSANDS)


                         ASSETS

CURRENTS ASSETS
  Cash and cash equivalents.................         $392
  Accounts receivable.......................        6,251
  Inventory.................................       10,277
  Prepaid expenses and other assets.........          532
                                              ------------
    Total current assets....................       17,452

PROPERTY, PLANT AND EQUIPMENT...............        1,242

OTHER ASSETS................................           30
                                              ------------
TOTAL ASSETS................................       18,724
                                              ------------

                       LIABILITIES

CURRENT LIABILITIES
  Accounts payable..........................        3,629
  Notes payable.............................        1,112
  Accrued expenses..........................        1,450
                                              ------------
    Total current liabilities                       6,191

OTHER LIABILITIES                                     150
                                              ------------
TOTAL LIABILITIES                                   6,341
                                              ------------
NET ASSETS                                        $12,383
                                              ============

















                    IMTIX
(A LINE OF BUSINESS OWNED BY PASTEUR MERIEUX CONNAUGHT)
STATEMENT OF REVENUES, DIRECT EXPENSES AND IDENTIFIED
CORPORATE EXPENSES BEFORE INTEREST AND TAXES
      FOR THE YEAR ENDED JUNE 30, 1998
               (IN THOUSANDS)



NET REVENUES................................      $24,339
                                              ------------

EXPENSES:
  Cost of sales and manufacturing expenses..       10,110
  Research and development..................        6,240
  Selling, general and administrative.......        8,864
                                              ------------
Total expenses..............................       25,214
                                              ------------

EXPENSES IN EXCESS OF REVENUES BEFORE
   INTEREST AND TAXES.......................        ($875)
                                              ============

































                                  IMTIX
         (A LINE OF BUSINESS OWNED BY PASTEUR MERIEUX CONNAUGHT)

                     NOTES TO THE FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED JUNE 30, 1998


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization - The IMTIX business ("IMTIX" or the "Business"), a line of business owned by Pasteur Merieux Connaught ("PMC"), a subsidiary of Rhone-Poulenc Pharma, S.A. is dedicated to the research, development, manufacturing and marketing of pharmaceuticals and biologics for organ transplantation. The Business includes manufacturing, research, regulatory and administrative personnel at its manufacturing facility in Lyon, France as well as certain sales, marketing, regulatory, clinical and administrative personnel at the Business' headquarters in Lyon, France and its four subsidiaries located in the U.K., Italy, Germany and the Netherlands. Most of the customers of the Business are hospitals and distributors.

Basis of Presentation - The Business is not a "stand-alone" division or subsidiary of PMC and was not generally accounted for separately. As a result, the distinct and separate accounts necessary to present individual balance sheets and income statements of the Business as of June 30, 1998 and for the year then ended have not been maintained.

The Business does not maintain stand-alone accounting, corporate treasury, legal, tax and other similar corporate support functions. For purposes of preparing the financial statements, certain corporate costs with other PMC expenses were allocated to the Business by PMC using PMC's established internal allocation methods (see below). However, PMC's systems and procedures do not provide sufficient information to develop a reasonable cost allocation for all such expenses.

Cash flows, purchases of inventory, payroll, capital and other expenditures are funded by PMC. Sales are billed and collected by PMC. Accordingly, the Business maintains only a minimal cash balance. For purposes of reporting the June 30, 1998 balance sheet, the accounts payable and accounts receivable represent the identified amounts within PMC's accounts payable and accounts receivable balances that were directly related to the Business.

FINANCIAL STATEMENT PRESENTATION - Due to the limitations noted above, the following financial information is presented:

  - Statement of Net Assets. These statements include only the net assets of the Business being purchased by SangStat Medical Corporation.

  - Statements of Revenues, Direct Expenses and Identified Corporate Expenses before Interest and Taxes, including all corporate cost allocations for which a reasonable method of allocating the costs to the operations can be developed.

Statements of Cash Flows are not presented as the Business has essentially no cash flows as such transactions are managed by PMC.

CORPORATE ALLOCATIONS - The Business does not maintain stand-alone accounting, corporate treasury, legal, tax and other similar corporate support functions. The Business does record certain corporate expenses related primarily to employee payroll and benefits, marketing and selling expenses, and corporate facilities costs. For purposes of preparing the financial information for the Business, certain expenses of PMC were allocated to the Business by PMC using their internal allocation system, which is based upon a variety of factors including sales of the Business, the number of employees of the Business and the identification of costs specifically attributable to the Business. Management believes that these allocations are based on assumptions that are reasonable under the circumstances; however, the Business' net assets to be acquired and the result of revenues, direct expenses and identified corporate expenses before interest and taxes may not be indicative of conditions that would have existed or results that would have occurred had the Business operated as an unaffiliated entity.

The following represents a summary of the corporate costs allocated to the Business which were included in the statements of Revenues, Direct Expenses and Identified Corporate Expenses before Interest and Taxes (in thousands):

                                             Year Ended
                                            June 30, 1998
                                           --------------
Research and Development................       $ 1,125
Selling, General and Administrative.....       $ 3,191


Revenue Recognition - Revenue from product sales is recognized upon shipment, net of estimated sales allowances.

Inventories - Inventories are stated at the lower of cost
(which approximates cost using the first-in, first-out method) or market. Inventory valuation includes indirect manufacturing costs that were allocated by PMC using internal allocation methods.

Property and Equipment - Property and equipment are stated at fair value of the assets based upon an independent appraisal. Management believes such amount is not materially different than the historical net book value of the assets, which is not available.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties - The Business sells its products to organizations in the healthcare industry, primarily in Canada, Europe, Japan and South America, and does not require its customers to provide collateral or other security to support accounts receivable. The Business maintains allowances for estimated potential bad debt losses.

The Business participates in the dynamic global biopharmaceutical industry. The Business believes that changes in any of the following areas could have a negative impact on the Business in terms of its future financial position and results of operations: successful product development; manufacturing and marketing capabilities; ability to negotiate acceptable collaborative relationships; obtaining necessary Food & Drug Administration and foreign regulatory approvals; ability to attract and retain key personnel; increased competition; uncertainty regarding health care reimbursement and reform; and potential exposure for product liability and hazardous materials.

2. INVENTORIES

        Inventories consist of (in thousands):

                                            June 30, 1998
                                            -------------
Raw materials and work in process.......       $  8,388
Finished goods..........................          1,889
                                            -------------
        Total...........................        $10,277
                                            =============

3. PROPERTY AND EQUIPMENT

Property and equipment consist of (in thousands):

                                            June 30, 1998
                                            -------------
Machinery and equipment.................       $   700
Furniture and fixtures..................           542
                                            -------------
        Total...........................        $1,242
                                            =============

4. NOTES PAYABLE

Notes payable consist of (in thousands):

                                            June 30, 1998
                                            -------------
Notes due Rhone-Poulenc Group...........       $ 1,112
                                            =============

These notes consist of cash advances made by Rhone-Poulenc Pharma, S.A to IMTIX's subsidiaries in Germany and the Netherlands. The notes bear interest at approximately 3.5% and were repaid by October 31, 1998.






5. SUBSEQUENT EVENT

On September 30, 1998, SangStat Medical Corporation completed the acquisition of the IMTIX business. The acquisition was accounted for using the purchase method of accounting. The resulting wholly owned subsidiary of SangStat, named IMTIX-SangStat, is dedicated to the research, development, manufacturing and marketing of pharmaceuticals and biologics for organ transplantation. The aggregate purchase price of approximately $31 million consisted of $10 million paid upon closing and $21 million payable over five years as follows: $3 million in 1999, $3 million in 2000, $6 million in 2001, $5 million in 2002 and $4 million in 2003. In addition, the Company will pay PMC royalties on IMTIX-SangStat product sales that are variable and contingent upon the sales of certain IMTIX-SangStat products.

                                 *   *   *

                    IMTIX
(A LINE OF BUSINESS OWNED BY PASTEUR MERIEUX CONNAUGHT)
UNAUDITED CONDENSED STATEMENTS OF REVENUES, DIRECT EXPENSES AND IDENTIFIED CORPORATE EXPENSES BEFORE INTEREST AND TAXES
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
               (IN THOUSANDS)


                                              Three Months  Three Months
                                                 Ended         Ended
                                              September 30, September 30,
                                                     1998          1997
                                              (Unaudited)   (Unaudited)
                                              ------------  ------------
NET REVENUES................................       $5,693        $5,986
                                              ------------  ------------

EXPENSES:
  Cost of sales and manufacturing expenses..        3,014         2,430
  Research and development..................        1,267         1,128
  Selling, general and administrative.......        3,102         2,090
                                              ------------  ------------
Total expenses..............................        7,383         5,648
                                              ------------  ------------

REVENUES IN EXCESS OF (LESS THAN) EXPENSES
   BEFORE INTEREST AND TAXES................      ($1,690)         $338
                                              ============  ============

                                   EXHIBIT 7(b)

                       PRO FORMA FINANCIAL INFORMATION

INDEX TO PROFORMA FINANCIAL STATEMENTS

Unaudited Pro Forma Combining Condensed Statement of Operations for the
        Year Ended December 31, 1997

Unaudited Pro Forma Combining Condensed Statement of Operations for the
        Nine Months Ended September 30, 1998

Notes to Pro Forma Combining Condensed Financial Statements

SANGSTAT MEDICAL CORPORATION AND IMTIX
UNAUDITED PRO FORMA COMBINING CONDENSED STATEMENT OF OPERATIONS
 FOR THE YEAR ENDED DECEMBER 31, 1997
(IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                             Pro Forma for the
                                            Historical       IMTIX Acquisition
                                       ------------------- ---------------------
                                       SangStat    IMTIX   Adjustments Combined
                                       --------- --------- ---------   ---------
REVENUES:
  Net product sales....................  $3,777   $20,406     ($676)(a) $23,507
  Revenue from collaborative
   agreements..........................     750       --        --          750
                                       --------- --------- ---------   ---------
    Total revenues.....................   4,527    20,406      (676)     24,257
                                       --------- --------- ---------   ---------
COSTS AND EXPENSES:
  Cost of sales and manufacturing
   expenses............................   3,736    10,433      (624)(b)  13,545
  Research and development.............  16,210     5,129       (52)(b)  21,287
  Selling, general and administrative..  11,068     8,251       --       19,319
  Amortization of intangible assets....     --        --      1,402 (d)   1,402
                                       --------- --------- ---------   ---------
    Total costs and operating expenses.  31,014    23,813       726      55,553
                                       --------- --------- ---------   ---------
LOSS FROM OPERATIONS................... (26,487)   (3,407)   (1,402)    (31,296)

INTEREST INCOME - NET..................   5,507       --     (2,090)(e)   3,417
                                       --------- --------- ---------   ---------
NET LOSS...............................($20,980)  ($3,407)  ($3,492)   ($27,879)
                                       ========= ========= =========   =========
NET LOSS PER SHARE - Basic and
  diluted..............................  ($1.36)                         ($1.81)
                                       =========                       =========

WEIGHTED AVERAGE COMMON SHARES.........  15,376                          15,376
                                       =========                       =========

SANGSTAT MEDICAL CORPORATION AND IMTIX
UNAUDITED PRO FORMA COMBINING CONDENSED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             Pro Forma for the
                                            Historical       IMTIX Acquisition
                                       ------------------- ---------------------
                                       SangStat    IMTIX   Adjustments Combined
                                       --------- --------- ---------   ---------
REVENUES:
  Net product sales....................  $7,097   $17,251     ($611)(a) $23,737
  Revenue from collaborative
   agreements..........................     364       --        --          364
                                       --------- --------- ---------   ---------
    Total revenues.....................   7,461    17,251      (611)     24,101
                                       --------- --------- ---------   ---------
COSTS AND EXPENSES:
  Cost of sales and manufacturing
   expenses............................   6,864     7,340      (507)(b)  13,697
  Research and development.............  12,110     4,622      (104)(b)  16,628
  Selling, general and administrative..  17,273     7,766       --       25,039
  Acquired in-process research and
   development.........................   3,218       --     (3,218)(c)     --
  Amortization of intangible assets....     --        --      1,051 (d)   1,051
                                       --------- --------- ---------   ---------
    Total costs and operating expenses.  39,465    19,728    (2,778)     56,415
                                       --------- --------- ---------   ---------
LOSS FROM OPERATIONS................... (32,004)   (2,477)    2,167     (32,314)

INTEREST INCOME - NET..................   2,787              (1,567)(e)   1,220
                                       --------- --------- ---------   ---------
NET LOSS...............................($29,217)  ($2,477)     $600    ($31,094)
                                       ========= ========= =========   =========
NET LOSS PER SHARE - Basic and
  diluted..............................  ($1.82)                         ($1.94)
                                       =========                       =========

WEIGHTED AVERAGE COMMON SHARES.........  16,054                          16,054
                                       =========                       =========

                         SANGSTAT MEDICAL CORPORATION

            NOTES TO PRO FORMA COMBINING CONDENSED FINANCIAL STATEMENTS


1. ACQUISITION

SangStat Medical Corporation ("SangStat" or the "Company") is a specialty pharmaceutical company applying a disease management approach to improve the outcome of organ transplantation.

On September 30, 1998, the Company completed the acquisition of Pasteur Merieux Connaught's organ transplant business known as IMTIX. The acquisition was accounted for using the purchase method of accounting. The resulting wholly owned subsidiary of the Company, named IMTIX-SangStat, is dedicated to the research, development, manufacturing and marketing of pharmaceuticals and biologics for organ transplantation. The aggregate purchase price of approximately $31 million consisted of $10 million paid upon closing and $21 million payable over five years as follows: $3 million in 1999, $3 million in 2000, $6 million in 2001, $5 million in 2002 and $4 million in 2003. In addition, the Company will pay PMC royalties on IMTIX-SangStat product sales that are variable and contingent upon the sales of
certain IMTIX-SangStat products.   The discounted purchase price and
approximately $2 million of acquisition costs were allocated to the net tangible assets acquired, intangible assets and purchased in-process research and development. Purchased in-process research and development of approximately $3.2 million was charged to the Company's operations in the third quarter of 1998 and represents the value of products in the development stage that have not yet reached technological feasibility. Approximately $14.4 million of the purchase price was allocated to various specified intangible assets and is being amortized over their estimated useful lives ranging from five to fourteen years.



2. PRO FORMA ADJUSTMENTS

The accompanying pro forma financial statements are presented in accordance with Article II of Regulation S-X.

To prepare the pro forma unaudited consolidated statement of operations, the SangStat statement of operations for the year ended December 31, 1997 has been combined with the statement of revenues, direct expenses and identified corporate expenses before interest and taxes of IMTIX for the twelve month period ended December 31, 1997. Also, the Sangstat statement of operations for the nine months ended September 30, 1998 has been combined with the statement of revenues, direct expenses and identified corporate expenses before interest and taxes of IMTIX for the nine months ended September 30, 1998. This method of combining the entities is only for the presentation of pro forma unaudited consolidated condensed financial statements. Actual statements of operations of the companies will be combined from the effective date of the acquisition, with no retroactive restatement.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements of SangsStat.

The following pro forma adjustments have been made to the pro forma consolidated condensed financial statements.

(a) Adjustment to eliminate historical sales, including research and development related revenues between IMTIX and the Company.

(b) Adjustment to eliminate cost of sales for historical sales and for research and development expense arising from transactions between IMTIX to the Company.

(c) Reflects the reversal of the one-time charge for purchased in-process research and development arising from this acquisition, as it is a material nonrecurring charge. This charge has been included in the actual consolidated statement of operations of SangStat in the third quarter of fiscal 1998.

(d) Reflects pro forma amortization of the purchased intangible assets over the estimated useful life ranging from five to fourteen years for the year ended December 31, 1997 and the nine months ended September 30, 1998.

(e) Reflects interest expense that would have been incurred and reduction of interest income as a result of the payables due to PMC and reduction of cash used in connection with the acquisition.